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                                                                    Exhibit 5.1


           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                    May 24, 2000


Guess ?, Inc.
1444 South Alameda Street
Los Angeles, California 90021



                  Re:     Guess ?, Inc.
                          Registration on Form S-3
                          ------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Guess ?, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-35768) filed by the Company with the Securities and Exchange Commission (the "Commission") on April 27, 2000 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed with the Commission on May 24, 2000 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") with respect to registration of up to a maximum aggregate offering price of $200,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company. The Common Stock is being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Bylaws of the Company, as presently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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Guess ?, Inc.
May 24, 2000
Page 2

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that, when
(i) the Registration Statement becomes effective; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Common Stock in accordance with the Board Resolutions; (iii) certificates representing the Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof; and (iv) the Company receives consideration per share for the Common Stock in a form legally valid under Section 152 of the Delaware General Corporation Law, the issuance and sale of the Common Stock will have been duly authorized, and the Common Stock will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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